Exhibit 99.1

                                   [LOGO] AFR
                               AMERICAN FINANCIAL
                                  REALTY TRUST

At the Company:                              Media Inquiries:
Muriel Lange                                 Margot Olcay
Investor Relations                           Rubenstein Communications, Inc.
Phone: (215) 887-2280 (X3023)                Phone: (212) 843-8284
Email: mlange@afrt.com                       Email: molcay@rubenstein.com

      American Financial Realty Trust Announces 2007 Third Quarter Results

o     Revenues of $101.9 million
o     Adjusted funds from operations (AFFO) of $17.4 million, or $0.13 per share
o     David J. Nettina appointed sole President
o     Richard A. Kraemer named as Vice Chairman of the Board of Trustees

JENKINTOWN, PA. November 6, 2007 - American Financial Realty Trust (NYSE:AFR) today reported financial results for the third quarter of 2007, which ended September 30, 2007. For the quarter, the Company reported revenues from continuing operations of $101.9 million, excluding interest and other income, an increase of $1.2 million compared with the prior quarter, which ended June 30, 2007.

Funds from operations ("FFO")(1) during the third quarter were $0.4 million, down $0.01 per share when compared with the previous quarter.

Adjusted funds from operations ("AFFO")(2) in the third quarter were $17.4 million, or $0.13 per share, a decrease of $0.05 per share compared with the prior quarter. The decrease was driven by a previously-disclosed one-time payment of $5 million to the estate of former CEO, Harold Pote, as well as $1.7 million of expense in discontinued operations due to an unfavorable judgment on a forfeited deposit on properties sold in 2006. In the absence of these one-time items, AFFO would have been $0.19 per share.

----------
(1)FFO is defined as net income (loss) before minority interest in our operating partnership (computed in accordance with generally accepted accounting principles), excluding gains (losses) from debt restructuring and gains (losses) from sales of property, less any impairments of asset values at cost (unrealized loss), plus real estate related depreciation and amortization (excluding amortization of deferred costs) and after adjustments for unconsolidated partnerships and joint ventures.


(2)AFFO does not include GAAP gains (the difference between sale price and net book value (original purchase price less accumulated depreciation)) as a component of AFR's core earnings. The Company includes economic gains (the difference between sale price and original purchase price) realized during the reporting period solely to offset transaction costs incurred on assets sold and impairments taken within the same period.

For the third quarter, the Company's weighted average diluted common shares and operating partnership units outstanding were 129.8 million, reflecting the repurchase of approximately 1.3 million shares during the period, from its authorized $100 million share repurchase program, the second tranche of which was completed in the third quarter. To date, the Company has repurchased a total of 3.6 million shares under the repurchase program.

MG&A expenses for the third quarter, exclusive of deferred equity compensation costs and the one-time estate payment, decreased $1.2 million compared with the prior quarter.

Assets sold during the third quarter resulted in a GAAP gain of $9.8 million, before minority interest. Impairment charges of $1.0 million were recognized for properties sold during the period and other properties that the Company expects to sell in subsequent quarters. In addition, the Company incurred yield maintenance fees of $4.3 million during the quarter connected to the defeasance of related debt.

For the third quarter, economic gains related to assets sold totaled $8.2 million. Of these gains, $5.3 million were included in AFFO as an offset of costs associated with dispositions (impairment costs and yield maintenance fees).

EBITDA during the third quarter was $41.6 million, a decrease of $2.9 million compared with the prior quarter of $44.5 million.

Interest expense related to continuing operations, excluding the amortization of deferred financing costs, was $30.9 million, compared with $31.1 million in the second quarter of 2007.

AFR's third quarter dividend for shareholders of beneficial interest of $0.19 per share was paid on October 19, 2007, to shareholders and Operating Partnership unit holders of record at September 30, 2007.

Management and Other Changes

On November 3, 2007, the Company's board of trustees, acting on the recommendation of the corporate governance committee, resolved that the interim office of the president established in June 2007 would be dissolved and that the following management changes would be effective immediately:

David J. Nettina was named sole president, chief financial officer and chief real estate officer. Glenn Blumenthal resumes the role of executive vice president and chief operating officer and Edward J. Matey Jr. resumes the role of executive vice president and general counsel.

In addition, independent trustee Richard A. Kraemer was appointed to serve as vice chairman of the board.

THIRD QUARTER 2007 PORTFOLIO AND TENANT OVERVIEW

Occupancy(3): As of September 30, 2007, the portfolio included in continuing operations had occupancy of 90.5%, while Same Store occupancy was approximately 91.2%. The Held-for-Sale asset portfolio had an average occupancy of 56.7% which when combined with the continuing operations portfolio resulted in total occupancy of 86.6%.

Dispositions: The Company sold 57 properties and one excess real estate parcel, all of which were non-core or off-strategy assets, for an aggregate sales price, net of transaction costs, of approximately $44.2 million. In addition, the Company terminated one leasehold in the third quarter. These dispositions resulted in a reduction to the real estate portfolio of 755,117 square feet, of which approximately 297,988 square feet were vacant.

Acquisitions: The Company completed the acquisition of five bank branch properties, comprising approximately 27,200 square feet, for approximately $4.9 million. Four of the properties were acquired in a sale-leaseback transaction from HomeFederal Bank for an aggregate purchase price of approximately $3.7 million before acquisition costs. These four bank branches aggregate approximately 25,000 square feet and are located in the municipalities of Columbus and Seymour, Indiana. The remaining property located in Philadelphia, Pennsylvania, was acquired vacant from Wachovia Bank, N.A. under terms of its Formulated Price Contract.

Leasing activity: AFR added approximately 118,000 square feet of new leasing, from 40 leases, with an average rent of $19.47 per square foot.(4) Associated tenant improvement costs, calculated on a weighted average lease term of 9.7 years, were $0.87 per square foot per year.

As of September 30, 2007, the total potential recapture space remaining in two portfolios was approximately 38,100 square feet, most of which is expected to be returned by the first quarter 2008.

The following table provides statistics on the AFR portfolio as of September 30, 2007, with comparisons to the portfolio as of June 30, 2007.

----------
(3) Stable occupancy is the total occupancy less any space acquired during the quarter and all activity in the quarter associated with those assets, and recapture space. Total occupancy encompasses the entire portfolio, exclusive of joint venture assets, at any specific point in time. Same Store occupancy includes properties that were owned at the beginning and the end of the reporting period, excluding assets held for sale. See AFR 3Q 2007 Supplemental for additional details.

(4) See AFR 3Q 2007 Supplemental page 28 for additional details.

------------------------------------------------------------------------------------------------------------------------------------
                                                        As of                 As of                 As of              As of
                                                    September 30,         September 30,           June 30,           June 30,
                                                         2007                 2007,                 2007               2007,
                                                                       Net of Held-for-Sale                     Net of Held-for-Sale
------------------------------------------------------------------------------------------------------------------------------------
Number of Properties                                      1,066                  937                  1,119                  937
------------------------------------------------------------------------------------------------------------------------------------
-- Branches                                                 669                  603                    703                  603
------------------------------------------------------------------------------------------------------------------------------------
-- Office Buildings                                         385                  322                    404                  322
------------------------------------------------------------------------------------------------------------------------------------
-- Land                                                      12                   12                     12                   12
------------------------------------------------------------------------------------------------------------------------------------
Total Square Feet                                    30,730,275           27,207,281             31,459,705           27,220,525
------------------------------------------------------------------------------------------------------------------------------------
-- Branches                                           4,502,269            3,817,490              4,827,082            3,834,301
------------------------------------------------------------------------------------------------------------------------------------
-- Office Buildings                                  26,228,006           23,389,791             26,632,623           23,386,224
------------------------------------------------------------------------------------------------------------------------------------
Occupancy
------------------------------------------------------------------------------------------------------------------------------------
-- Total Occupancy                                         86.6%                90.5%                  86.3%                90.7%
------------------------------------------------------------------------------------------------------------------------------------
-- Stable Occupancy                                        86.8%                90.7%                  86.7%                91.1%
------------------------------------------------------------------------------------------------------------------------------------
-- Same Store Occupancy (807 properties)                   91.2%                91.2%                  91.5%                91.5%
------------------------------------------------------------------------------------------------------------------------------------
% Rent from Financial Institutions                         80.2%                80.9%                  80.1%                80.9%
------------------------------------------------------------------------------------------------------------------------------------
% Rent from "A-" Rated Tenants                             74.4%                74.8%                  74.5%                75.0%
------------------------------------------------------------------------------------------------------------------------------------
% Rent from Net Leases                                     76.6%                77.5%                  76.4%                77.4%
------------------------------------------------------------------------------------------------------------------------------------
Lease Expirations (within 1 year)                           1.3%                 1.2%                   1.6%                 1.5%
------------------------------------------------------------------------------------------------------------------------------------
Average Remaining Lease Term (years)                       11.2                 11.2                   11.3                 11.4
------------------------------------------------------------------------------------------------------------------------------------
Average Remaining Debt Term (years)                         9.1                  N/A                    9.7                  N/A
------------------------------------------------------------------------------------------------------------------------------------
% Fixed Rate Debt to Total Debt                            93.2%                 N/A                   96.5%                 N/A
------------------------------------------------------------------------------------------------------------------------------------
Unconsolidated Joint Venture
------------------------------------------------------------------------------------------------------------------------------------
-- Branches owned in joint venture                          239                  239                    239                  239
------------------------------------------------------------------------------------------------------------------------------------
-- Total Square feet in branches owned in               982,634              982,634                982,634              982,634
joint venture
------------------------------------------------------------------------------------------------------------------------------------

BALANCE SHEET UPDATE

As of September 30, 2007, the Company's total net debt (net of cash and certain escrow balances) to enterprise value (net debt and equity market capitalization) was 65.6%, and the ratio of net debt to net assets at net book value was 64.5%, within the Company's stated targeted range of 60 - 65%. The ratio of net secured debt to total real estate investments and real estate intangibles (at cost and before joint venture investments) was 48.1%, compared with 46.3% in the prior quarter.

The Company reduced mortgage debt outstanding during the period by $58.2 million through a combination of off-balance sheet defeasance transactions and monthly principal amortization. Also, the Company added $49.1 million of new mortgage debt by permanently financing 30 properties with LaSalle Bank during the quarter.

Advances under the Company's secured line of credit increased by a net of $75.9 million during the period. This reflects $65.8 million advanced in connection with defeasance transactions, $35 million advanced to fund stock repurchases, and $12.9 million advanced to fund the acquisition of four triple net leased bank branches from Heritage Oaks Bank that were acquired last quarter. These advances were partially offset by the repayment of $36.6 million from proceeds derived from the LaSalle Bank mortgage.

As of September 30, 2007, the Company had total indebtedness of approximately $2.2 billion, with a weighted average remaining term of 10.8 years and a weighted average interest rate (including amortized hedging costs) of 5.71%, compared to 5.63% in the prior quarter, reflecting increased short term borrowings from the Company's secured credit facility.

Conference Call

American Financial Realty Trust management will not be conducting its previously scheduled 11:00 am EST conference call for shareholders and analysts due to the recently announced merger agreement with Gramercy Capital Corp. A joint conference call with Gramercy to discuss this transaction was held November 5, 2007 at 10:00 am EST. To listen to a replay of this conference call, please dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode "44245066." This replay will be available until 11:59 pm EST, November 9, 2007. A playback of Gramercy's online simulcast of the call and an investor presentation for the transaction will be available for a limited time on the Gramercy website at http://www.gramercycapitalcorp.com.

Supplemental Quarterly Financial and Operating Data

American Financial Realty Trust publishes supplemental quarterly financial and operating data, which can be found under the Investor Relations section of the Company's website at www.afrt.com. These materials are also available via e-mail by calling 312-640-6770.

Non-GAAP Financial Measures

The Company believes that FFO and AFFO are helpful to investors as measures of the Company's performance as an equity REIT because they provide investors with an understanding of the Company's operating performance and profitability. FFO and AFFO are non-GAAP financial measures commonly used in the REIT industry, and therefore these measures may be useful in comparing the Company's performance with that of other REITs. However, the Company's definitions of FFO and AFFO may differ from those used by other companies, and investors should take definitional differences into account when comparing FFO and AFFO reported by other REITs. Additionally, FFO and AFFO (and their per share equivalents) should be evaluated along with GAAP net income and net income per share (the most directly comparable GAAP measures) in evaluating the performance of equity REITs.

The Company believes that EBITDA, which represents earnings before interest, taxes, depreciation and amortization, is also helpful to investors as a measure of the Company's performance.

About American Financial Realty Trust

American Financial Realty Trust is a self-administered, self-managed real estate investment trust that acquires properties from, and leases properties to, regulated financial institutions. The Company through its operating partnership and various affiliates owns and manages its assets primarily under long-term triple net and bond net leases with banks. The Company is traded on the New York Stock Exchange under the ticker symbol AFR.

For more information on American Financial Realty Trust, visit the Company's website at www.afrt.com.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words "expects," "anticipates," "estimates," "intends," "believes" and similar expressions that do not relate to historical information. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks and uncertainties which are, in some cases, beyond the Company's control and could materially affect actual results, performance or achievements. These risks and uncertainties include the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, and include, without limitation, changes in general economic conditions and the extent of any tenant bankruptcies and insolvencies; the Company's ability to maintain and increase occupancy; the Company's ability to timely lease or re-lease space at anticipated net effective rents; the cost and availability of debt and equity financing; and the Company's ability to acquire and dispose of certain of its assets from time to time on acceptable terms. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Financial Statements

The attached financial statements and data are presented to supplement the Company's audited and unaudited regulatory filings and should be read in conjunction with those filings. The unaudited financial data presented herein is provided from the perspective of timeliness to assist readers of quarterly and annual financial filings. This financial data was prepared prior to the Company's auditors completing their audit. As such, data otherwise contained in future regulatory filings covering this same time period may differ from the data presented herein. The Company does not accept responsibility for highlighting these changes in its subsequent filings.

                         AMERICAN FINANCIAL REALTY TRUST
                           Comparative Balance Sheets
               (Unaudited and in thousands, except per share data)

                                                                                                     September 30,      December 31,
                                                                                                          2007             2006
                                                                                                     -------------     -------------
Assets:
Real estate investments, at cost:
Land                                                                                                  $   337,942       $   333,716
Land held for development                                                                                   8,417            14,632
Buildings and improvements                                                                              1,996,137         1,947,977
Equipment and fixtures                                                                                    288,909           283,704
Leasehold interests                                                                                        16,162            16,039
Investment in joint venture                                                                                16,966            21,903
                                                                                                      -----------       -----------

Total real estate investments, at cost                                                                  2,664,533         2,617,971
Less accumulated depreciation                                                                            (372,339)         (297,371)
                                                                                                      -----------       -----------

Total real estate investments, net                                                                      2,292,194         2,320,600
                                                                                                      -----------       -----------
Cash and cash equivalents                                                                                 103,418           106,006
Restricted cash                                                                                            91,864            76,448
Marketable investments and accrued interest                                                                 2,960             3,457
Pledged treasury securities, net                                                                           86,939            32,391
Tenant and other receivables, net                                                                          76,119            62,946
Prepaid expenses and other assets                                                                          31,090            32,191
Assets held for sale                                                                                      182,976           594,781
Intangible assets, net of accumulated amortization of $88,590 and $70,044                                 298,043           314,753
Deferred costs, net of accumulated amortization of $27,975 and $20,070                                     63,876            62,591
                                                                                                      -----------       -----------


Total assets                                                                                          $ 3,229,479       $ 3,606,164
                                                                                                      ===========       ===========


Liabilities and Shareholders' Equity:
Mortgage notes payable                                                                                $ 1,584,019       $ 1,557,313
Credit facilities                                                                                         149,385           212,609
Convertible notes, net                                                                                    446,499           446,343
Accounts payable                                                                                            3,230             7,246
Accrued interest expense                                                                                   12,435            15,601
Accrued expenses and other liabilities                                                                     61,428            58,940
Dividends and distributions payable                                                                        24,744            25,328
Below-market lease liabilities, net of accumulated amortization of $13,157 and $10,874                     54,870            57,173
Deferred revenue                                                                                          218,936           179,456
Liabilities related to assets held for sale                                                                13,930           247,798
                                                                                                      -----------       -----------

Total liabilities                                                                                       2,569,476         2,807,807


Minority interest                                                                                           8,040            12,393
Shareholders' equity:
Preferred shares, 100,000,000 shares authorized at $0.001 per share, no shares issued
   and outstanding at September 30, 2007 and December 31, 2006                                               --                --
Common shares, 500,000,000 shares authorized at $0.001 per share, 132,153,426 issued and 128,515,965 outstanding at September 30, 2007; 130,966,141 issued and
   outstanding at December 31, 2006                                                                           132               131
Capital contributed in excess of par                                                                    1,394,366         1,389,827
Common shares held in treasury at cost, 3,637,461 shares at September 30, 2007                            (34,990)             --
Accumulated deficit                                                                                      (700,133)         (599,596)
Accumulated other comprehensive loss                                                                       (7,412)           (4,398)
                                                                                                      -----------       -----------

Total shareholders' equity                                                                                651,963           785,964
                                                                                                      -----------       -----------

Total liabilities and shareholders' equity                                                            $ 3,229,479       $ 3,606,164
                                                                                                      ===========       ===========

                         AMERICAN FINANCIAL REALTY TRUST
                      Comparative Statements of Operations
               (Unaudited and in thousands, except per share data)

                                                                                Three Months Ended             Nine Months Ended
                                                                             ------------------------     -------------------------
                                                                             September      September      September      September
                                                                             30, 2007       30, 2006       30, 2007       30, 2006
                                                                             ---------      ---------      ---------      ---------
Revenues:
   Rental income                                                             $  67,720      $  64,343      $ 200,572      $ 188,969
   Operating expense reimbursements                                             34,194         43,392        103,673        127,033
                                                                             ---------      ---------      ---------      ---------

Total revenues                                                                 101,914        107,735        304,245        316,002

Property operating expenses:
      Ground rents and leasehold obligations                                     3,769          3,437         10,615         10,830
      Real estate taxes                                                         10,694         10,586         32,097         32,257
      Utilities                                                                 12,405         15,819         33,799         42,639
      Property and leasehold impairments                                            36          6,357          1,733          8,384
      Direct billable expenses                                                   2,438          2,134          6,075          4,863
      Other property operating expenses                                         23,097         25,532         72,395         77,478
                                                                             ---------      ---------      ---------      ---------

Total property operating expenses                                               52,439         63,865        156,714        176,451
                                                                             ---------      ---------      ---------      ---------

Property net operating income                                                   49,475         43,870        147,531        139,551
Expenses:
   Marketing, general and administrative                                         4,572          6,170         15,321         19,533
   Amortization of deferred equity compensation                                  1,404          2,080          2,979          7,402
   Repositioning costs                                                            --            8,157           --            8,649
   Severance and related accelerated amortization of deferred
      compensation                                                               5,000         21,622          5,000         21,904
                                                                             ---------      ---------      ---------      ---------
Operating income                                                                38,499          5,841        124,231         82,063

   Interest and other income                                                     3,138            946          5,880          3,412
                                                                             ---------      ---------      ---------      ---------

EBITDA                                                                          41,637          6,787        130,111         85,475

   Interest expense                                                             37,223         35,473        102,984        104,412
   Depreciation and amortization                                                33,601         31,900         98,809         94,604
                                                                             ---------      ---------      ---------      ---------

Loss before equity in loss from unconsolidated
   joint venture, gain on sale of
   properties in continuing operations,
   minority interest and discontinued operations                               (29,187)       (60,586)       (71,682)      (113,541)
Equity in loss from joint venture                                                 (702)          (719)        (2,162)          (700)
Gain on sale of properties in continuing operations                               --            1,213            679          2,030
                                                                             ---------      ---------      ---------      ---------

Loss from continuing operations before minority interest                       (29,889)       (60,092)       (73,165)      (112,211)
Minority interest                                                                1,038          1,246          1,122          2,736
                                                                             ---------      ---------      ---------      ---------

Loss from continuing operations                                                (28,851)       (58,846)       (72,043)      (109,475)


Discontinued operations:
   Loss from operations, net of minority interest of $52,
      $680, $163 and $2,042                                                     (3,551)        (8,527)       (17,203)       (24,131)
   Yield maintenance fees and gains on extinguishment of
      debt, net of minority interest of $1, $1, ($89) and $309                     (52)           (37)         6,241        (13,621)
   Net gains on disposals, net of minority interest of $137,
      $255, $801 and $1,841                                                      9,672         11,227         56,448         81,093
                                                                             ---------      ---------      ---------      ---------


Income from discontinued operations                                              6,069          2,663         45,486         43,341
                                                                             ---------      ---------      ---------      ---------


Net loss                                                                     $ (22,782)     $ (56,183)     $ (26,557)     $ (66,134)
                                                                             =========      =========      =========      =========


Basic and diluted loss per share:
From continuing operations                                                   $   (0.23)     $   (0.46)     $   (0.57)     $   (0.86)
From discontinued operations                                                      0.05           0.02           0.36           0.34
                                                                             =========      =========      =========      =========


Total basic and diluted loss per share                                       $   (0.18)     $   (0.44)     $   (0.21)     $   (0.52)
                                                                             =========      =========      =========      =========

Set forth below is a  reconciliation  of our calculations of FFO and AFFO to net
(loss) income (unaudited, in thousands except per share data and coverage ratio):

                                                                         Three Months Ended                Nine Months Ended
                                                                 -----------------------------------    ----------------------
                                                                 September    September     June 30,    September    September
                                                                 30, 2007     30, 2006        2007      30, 2007     30, 2006
                                                                 ---------    ---------    ---------    ---------    ---------
Funds from operations (NAREIT defined):
     Net (loss) income                                           $ (22,782)   $ (56,183)   $  14,138    $ (26,557)   $ (66,134)
     Add:
          Minority interest - Operating Partnership                   (322)      (1,382)         247         (352)      (1,653)
          Depreciation and amortization                             34,355       43,856       33,611      101,126      129,807
     Less:
          Non-real estate depreciation and amortization             (1,172)      (1,485)      (1,116)      (3,409)      (3,222)
          Amortization of fair market rental adjustment, net           132          (50)          49          125         (143)
          Net gains from extinguishment of debt                       --           --         (4,583)      (4,583)        --
          Net gains from disposals, net of income taxes             (9,809)     (12,694)     (40,658)     (57,928)     (84,964)
                                                                 ---------    ---------    ---------    ---------    ---------
     Funds from operations (NAREIT defined)                      $     402    $ (27,938)   $   1,689    $   8,422    $ (26,309)
                                                                 ---------    ---------    ---------    ---------    ---------
     Funds from operations - diluted per share                   $    0.00    $   (0.21)   $    0.01    $    0.06    $   (0.20)
                                                                 ---------    ---------    ---------    ---------    ---------
------------------------------------------------------------------------------------------------------------------------------
Adjusted funds from operations:
     Funds from operations                                       $     402    $ (27,938)   $   1,689    $   8,422    $ (26,309)
     Add:
          Economic gains                                             5,270        7,125       13,402       23,671       22,592
          Non-real estate depreciation and amortization              1,172        1,485        1,116        3,409        3,222
          Reverse straightline rental income                        10,250       10,458       10,569       31,472       30,569
          Amortization of deferred compensation                      1,388        2,080          189        2,963        7,402
          Amortization of deferred costs and interest rate cap       3,409        2,993         (711)       5,383       12,129
          Straightline fee income                                     (209)      (1,217)       1,379          953         (814)
          Amortization of deferred compensation - severance           --          4,344         --           --          4,344
     Less:
          Straightline rental income                                (2,460)      (3,279)      (2,552)      (7,390)      (7,943)
          Recurring capex and tenant improvements                   (1,552)      (1,304)      (1,130)      (4,732)      (3,760)
          Capital expenditure reimbursement revenue                   (285)         (28)        (880)      (1,424)        (173)
                                                                 ---------    ---------    ---------    ---------    ---------
     Adjusted funds from operations                              $  17,385    $  (5,281)   $  23,071    $  62,727    $  41,259
                                                                 ---------    ---------    ---------    ---------    ---------
     Adjusted funds from operations - diluted per share          $    0.13    $   (0.04)   $    0.18    $    0.48    $    0.31
                                                                 ---------    ---------    ---------    ---------    ---------
------------------------------------------------------------------------------------------------------------------------------
AFFO coverage ratio:
     Quarterly dividend                                          $  24,765    $  25,333    $  25,031    $  75,057    $  97,091
     AFFO / quarterly dividend                                       0.70x      (0.21)x        0.92x        0.84x        0.42x


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